Exhibit 99.1

Morgan Stanley Direct Lending Fund Announces December 31, 2023 Financial Results and Declares First Quarter 2024 Dividend of $0.50 per Share

NEW YORK, NY, March 1, 2024 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) (“MSDL” or the “Company”), a business development company externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), today announced its financial results for the fourth quarter and fiscal year ended December 31, 2023.

“MSDL generated record performance to complete 2023, positioning the Company well for its debut to the public markets,” said Jeffrey Levin, President and Chief Executive Officer of Morgan Stanley Direct Lending Fund. “Our team’s rigorous investment selection and portfolio management process resulted in solid year-over-year performance. We are confident in MSDL’s ability to navigate the current market environment. The team continues to focus on showcasing the strength of our platform to deliver strong risk-adjusted returns to our shareholders.”

QUARTERLY HIGHLIGHTS

•	Net investment income of $55.5 million, or $0.67 per share;
•	Net asset value of $20.67 per share, an increase from $20.57 per share as of September 30, 2023;
•	Debt-to-equity was 0.87x as of December 31, 2023, as compared to 1.16x as of September 30, 2023;
•	New investment commitments of $242.9 million, fundings of $253.9 million and sales and repayments of $192.2 million, resulting in net funded portfolio increase of $61.6 million; and
•	The Company’s Board of Directors (the “Board”) declared a regular dividend of $0.50 per share and a special dividend of $0.10 per share. The dividend was paid on January 25, 2024 to stockholders of record as of December 28, 2023.

SELECTED FINANCIAL HIGHLIGHTS

	For the Quarter Ended
	December 31, 2023	September 30, 2023
Net investment income per share	$0.67	$0.70
Net realized and unrealized gains per share	$0.03	$0.32
Earnings per share	$0.70	$1.02
Regular dividend per share	$0.50	$0.50
Special dividend per share	$0.10	$0.10

	As of
($ in thousands, except per share information)	December 31, 2023		September 30, 2023
Investments, at fair value	$3,193,561		$3,123,450
Total debt outstanding, at principal	$1,502,263		$1,725,252
Net assets	$1,721,151		$1,481,472
Net asset value per share	$20.67		$20.57
Debt to equity	0.87	x	1.16	x
Net debt to equity	0.83	x	1.11	x

RESULTS OF OPERATIONS

Total investment income for the fourth quarter ended December 31, 2023 was $100.8 million, compared to $94.5 million for the third quarter ended September 30, 2023. The increase was primarily driven by the deployment of capital and rising SOFR rates on floating-rate debt investments.

Total operating expenses for the quarter ended December 31, 2023 was $45.3 million, compared to $43.9 million for the quarter ended September 30, 2023. The increase was primarily driven by interest and other financing expenses.

Net investment income for the quarter ended December 31, 2023 was $55.5 million, or $0.67 per share, compared to $50.6 million, or $0.70 per share, for the quarter ended September 30, 2023.

For the three months ended December 31, 2023, net change in unrealized appreciation on investments was $1.9 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2023, the Company’s investment portfolio had a fair value of approximately $3.2 billion, comprised of 172 portfolio companies across 30 industries, with an average investment size of $18.6 million, or 0.6% of our total portfolio on a fair value basis. The composition of Company’s investments was the following:

	December 31, 2023			September 30, 2023
($ in thousands)	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$3,027,413	$3,004,544	94.1%	$2,960,107	$2,933,870	93.9%
Second Lien Debt	146,014	132,415	4.1	145,809	134,712	4.3
Other Investments	53,349	56,602	1.8	52,685	54,868	1.8
Total	$3,226,776	$3,193,561	100.0%	$3,158,601	$3,123,450	100.0%

Investment activity for the three months ended December 31, 2023 and September 30, 2023, was as follows:

Investment Activity:	December 31, 2023	September 30, 2023
New investment commitments, at par	$242,891	$195,426
Investment fundings	$253,867	$155,072
Number of new Investment commitments in portfolio companies	12	7
Number of portfolio companies exited or fully repaid	5	1

Total weighted average yield of investments in debt securities at amortized cost and fair value was 12.0% and 12.1%, respectively, which was unchanged from September 30, 2023. Floating rate debt investments as a percentage of total portfolio on a fair value basis remained unchanged from September 30, 2023 at 99.9% as of December 31, 2023. As of December 31, 2023, three investments were on non-accrual status, representing approximately 0.6% of total investments at amortized cost.

CAPITAL AND LIQUIDITY

As of December 31, 2023, the Company had total principal debt outstanding of $1,502.3 million, including $282.0 million outstanding in the Company’s BNP funding facility, $520.3 million outstanding in the Company’s Truist credit facility, $275.0 million outstanding in the Company’s senior unsecured notes due September 2025, and $425.0 million outstanding in the Company’s senior unsecured notes due February 2027. The combined weighted average interest rate on debt outstanding was 6.51% for the year ended December 31, 2023. As of December 31, 2023, the Company had $917.5 million of availability under its credit facilities and $69.7 million in cash. Debt to equity was 0.87x and 1.16x as of December 31, 2023 and September 30, 2023, respectively.

RECENT DEVELOPMENTS

•	On January 23, 2024, MSDL priced its initial public offering, raising net proceeds of approximately $97 million;
•	The Company’s Board approved a share repurchase program, under which the Company may repurchase up to $100.0 million of the Company’s common stock at prices below NAV, adjusted for dividends;
•	The Company’s Board declared a regular first quarter dividend of $0.50 per share and two $0.10 per share special dividends, timed to follow the two IPO lock-up release dates that occur in 2024; and
•	The Company entered into a new advisory agreement with the Adviser that includes a waiver to reduce management and incentive fees through January 24, 2025, the first anniversary of the Company’s IPO, as well as institute an incentive fee lookback commencing with the quarter ended June 30, 2024.

CONFERENCE CALL INFORMATION

Morgan Stanley Direct Lending Fund will host a conference call on Friday, March 1, 2024 at 10:00 am ET to review its financial results and conduct a question-and-answer session. All interested parties are invited to participate in the live earnings conference call by using the following dial-in numbers or audio webcast link available on the MSDL Investor Relations website:

•	Audio Webcast
•	Conference Call
•	Domestic: 877-400-0505
•	International: 323-701-0225
•	Passcode: 1562166

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the MSDL Investor Relations website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or MSDL’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in MSDL’s filings with the SEC. MSDL undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contacts

Investors
Michael Occi
msdl@morganstanley.com

Media
Alyson Barnes
212-762-0514
alyson.barnes@morganstanley.com

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share amounts)

	As of
	December 31, 2023	December 31, 2022
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,226,776 and $2,939,646 at December 31, 2023 and December 31, 2022, respectively)	$3,193,561	$2,873,588
Cash	69,705	81,215
Deferred financing costs	14,317	7,624
Interest and dividend receivable from non-controlled/non-affiliated investments	28,884	20,911
Subscription receivable	41	2,556
Receivable for investments sold/repaid	173	188
Prepaid expenses and other assets	53	40
Total assets	3,306,734	2,986,122

Liabilities
Debt (net of unamortized debt issuance costs of $5,564 and $7,899 at December 31, 2023 and December 31, 2022, respectively)	1,496,032	1,523,475
Payable for investment purchased	8	—
Payable to affiliates	2,870	2,086
Dividends payable	49,968	33,058
Management fees payable	2,012	1,783
Income based incentive fees payable	11,766	8,118
Interest payable	18,823	17,019
Accrued expenses and other liabilities	4,104	3,278
Total liabilities	$1,585,583	$1,588,817

Commitments and Contingencies

Net assets
Preferred stock, $0.01 par value; (1,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, par value $0.001 (100,000,000 shares authorized and 83,278,831 and 70,536,678 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively)	83	71
Paid-in capital in excess of par value	1,712,609	1,452,013
Total distributable earnings (loss)	8,459	(54,779)
Total net assets	$1,721,151	$1,397,305
Total liabilities and net assets	$3,306,734	$2,986,122
Net asset value per share	$20.67	$19.81

Consolidated Statements of Operations

(In thousands, except share amounts)

	For the Year Ended
	December 31, 2023	December 31, 2022	December 31, 2021
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$355,530	$223,119	$108,277
Payment-in-kind	4,276	1,626	1,021
Dividend income	2,124	1,488	409
Other income	5,808	4,360	10,109
Total investment income	367,738	230,593	119,816
Expenses:
Interest and other financing expenses	112,883	67,182	21,015
Management fees	30,550	26,715	13,860
Income based incentive fees	42,012	26,635	15,852
Capital gains incentive fees	—	(2,441)	1,809
Professional fees	4,470	3,206	2,440
Offering costs	—	—	42
Directors’ fees	345	362	336
Administrative service fees	178	72	212
General and other expenses	633	510	1,538
Total expenses	191,071	122,241	57,104
Expense support	—	44	98
Management fees waiver	(22,913)	(20,036)	(10,395)
Net expenses	168,158	102,249	46,807
Net investment income (loss) before taxes	199,580	128,344	73,009
Excise tax expense	1,519	334	80
Net investment income/(loss) after taxes	198,061	128,010	72,929
Net realized and unrealized gain (loss) on investment transactions:
Net Realized gain (loss) on non-controlled/non-affiliated investments:	118	537	1,895
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments	32,835	(80,005)	8,431
Net realized and unrealized gain (loss)	32,953	(79,468)	10,326
Net increase (decrease) in net assets resulting from operations	$231,014	$48,542	$83,255
Per share information—basic and diluted
Net investment income (loss) per share (basic and diluted)	$2.67	$2.08	$2.34
Earnings (loss) per share (basic and diluted)	$3.11	$0.79	$2.67
Weighted average shares outstanding	74,239,743	61,676,363	31,159,302